SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2010

CLIFTON SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	United States	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Clifton Savings Bancorp, Inc. (the “Company”) was held on August 12, 2010.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three year terms or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Cynthia Sisco Parachini	22,458,864	264,139	2,571,525
Charles J. Pivirotto	22,461,600	261,403	2,571,525
John Stokes	22,438,419	284,584	2,571,525

2.	The appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS
25,197,315	68,987	28,226

Item 8.01                     Other Events.

On August 13, 2010, the Company issued a press release announcing the results of its Annual Meeting of Stockholders held on August 12, 2010.  A copy of the Company’s press release dated August 13, 2010 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

(d)           Exhibits

Number	Description

99.1                                Press Release dated August 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: August 13, 2010	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer